Exhibit 99.2

News Release

CONTACTS:	Arctic Cat Inc.	PadillaCRT
	Timothy C. Delmore	Shawn Brumbaugh
	Chief Financial Officer	612-455-1754
	763-354-1800	shawn.brumbaugh@padillacrt.com

ARCTIC CAT DECLARES QUARTERLY DIVIDEND

MINNEAPOLIS, July 25, 2014 — Arctic Cat Inc. (NASDAQ: ACAT) announced today that its board of directors declared a quarterly cash dividend to shareholders of $0.125 per share of common stock. The dividend is payable on or about September 12, 2014, to shareholders of record as of the close of business on August 29, 2014. Arctic Cat currently has approximately 12.9 million common shares outstanding.

About Arctic Cat

Arctic Cat Inc. designs, engineers, manufactures and markets all-terrain vehicles (ATVs), side-by-sides and snowmobiles under the Arctic Cat® brand name, as well as related parts, garments and accessories. Its common stock is traded on the NASDAQ Global Select Market under the ticker symbol “ACAT.” More information about Arctic Cat and its products is available at www.arcticcat.com.

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